                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive proxy statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LUCILLE FARMS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|      No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         [insert calculation]

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_|      Fee paid previously with written preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               LUCILLE FARMS, INC.
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 31, 2004


TO THE STOCKHOLDERS OF
LUCILLE FARMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of LUCILLE FARMS, INC., a Delaware corporation (the "Company"), will be held on March 31, 2004, at 10:00 A.M., local time, at the Embassy Suites Hotel, 909 Parsippany Blvd., Parsippany, New Jersey 07054, for the following purposes:

         1. To elect a board of six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To ratify the selection by the Board of Directors of Mahoney Cohen & Company, CPA, P.C. as independent accountants of the Company for the year ending March 31, 2004.

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on March 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

         Holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

         All stockholders are cordially invited to attend the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Al Moussab
                                        -------------------------------------
                                        Al Moussab
                                        Secretary
Montville, New Jersey
March 10, 2004


            IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                              AND RETURNED PROMPTLY

                                  LUCILLE FARMS
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

                                 ---------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 31, 2004

                                 ---------------

                             SOLICITATION OF PROXIES

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lucille Farms, Inc., a Delaware corporation ("Lucille Farms" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on March 31, 2004, at 10:00 A.M., local time, or at any postponements or adjournments thereof (the "Annual Meeting"), at Embassy Suites Hotel, 909 Parsippany Blvd., Parsippany, New Jersey 07054.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is voted by delivering to the Company (Attention: Al Moussab, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the election of the nominees for directors named in this Proxy Statement, (ii) for ratification of the selection by the Board of Directors of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the year ended March 31, 2004, and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting (collectively, the "Proposals").

         The proxy solicitation materials are being mailed on or about March 15, 2004 to all stockholders entitled to vote at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. Regular employees, officers, and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees, officers, or directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy solicitation materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to such beneficial owners.

         Stockholders of record at the close of business on March 8, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 3,137,937 shares of Common Stock were issued and outstanding, each of which has one vote on each matter to come before the Annual Meeting. The holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting, present in person or by proxy, will constitute as quorum for the transaction of business at the Annual Meeting and any adjournments thereof.

         All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes each shall be included in the determination of the number of shares present at the Annual Meeting and for the purpose of determining whether a quorum is present. Abstentions and broker non-votes shall not be counted in determining whether a nominee is elected as a director of the Company. In determining whether the other Proposals have been approved, abstentions shall be counted as votes against the Proposal and broker non-votes shall not be counted either for or against the Proposal.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

         Six persons, five of whom are members of the present Board of Directors, are nominees for election at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted for the six nominees named below.

         It is expected that all nominees will be able and willing to serve as directors. However, in the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director if elected.

Reason for Submission to Stockholders

         This Proposal is being submitted to stockholders to satisfy the requirements of the Delaware General Corporation Law.

Required Vote

         Approval of the nominees for election to the Board will require the affirmative vote of the holders of stock representing a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote.

         The Board of Directors recommends that the stockholders vote for the election of all nominees listed to the Board of Directors.

Nominees for Election to the Board of Directors

         Name                       Age      Present office or Position
         ----                       ---      --------------------------

         Howard S. Breslow          64       Chairman of the Board

         Jay M. Rosengarten         58       Director, Chief Executive Officer

         Alfonso Falivene           61       Director, President

         George Bell                60       Director

         Ralph Singer               55       Director

         Frank DiPasquale           47       Director

         The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons.

         Mr. Howard S. Breslow has been a director of the Company since April 1993. On October 24, 2002, he was elected as Chairman of the Board of Directors. Mr. Breslow has been a practicing attorney in New York for more than 35 years and has been a member of the law firm of Breslow & Walker, LLP New York, New York for more than 30 years, which firm is counsel to the Company. Mr. Breslow currently serves as a director of Excel Technology, Inc., a publicly held company that markets photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications, and BioLife Solutions, Inc., a publicly held company engaged in the research, development and sale of cryopreservation solutions for use in biological processing and preservation of cells and tissues.

         Mr. Jay Rosengarten was appointed to the Board of Directors effective February 1, 1998. On October 24, 2002, Mr. Rosengarten was elected Chief Executive Office of the Company. Mr. Rosengarten, the former Board Chairman of Shopwell, Chicago is an internationally recognized consultant, author and lecturer on Consumer and Ethnic Marketing and Business Management. He has been the keynote speaker at numerous national trade association meetings and major corporate events. Mr. Rosengarten has a J.D. from Fordham University Law School. Mr. Rosengarten is a non-active principal in the Rosengarten Group, a management consulting firm. Mr. Rosengarten has been a principal in such firm from 1993 to present.

         Mr. Alfonso Falivene is a founder of the Company and has been a director of the Company since inception in 1976. He served as Vice President and Secretary of the Company until April 1993 when he was appointed President and Chief Executive Officer. On October 24, 2002, Mr. Falivene ceased being CEO but retained his position as President.

         Mr. George Bell has been a director of the Company since August 2002. Mr. Bell has been the President of National Provisions, Inc. a national specialty food processing company based Florida since June 2001. Since 1994, Mr. Bell has been the President of Miramar Pickle Company. Mr. Bell previously spent over 25 years with Hebrew National, an internationally renowned meat processing company, especially known for their frankfurters. His last position was Sr. Vice President of Operations for the company.

         Mr. Ralph Singer has been a director of the Company since August 2002. Mr. Singer has been the Chairman of the Board of National Provisions, Inc. and the Chairman of Miramar Pickle Company since September 2001. For the past 14 years, he has been Chairman and an officer of Jupiter Childcare, Inc. Also, he was the Deputy Chairman of the Board of The Stirling Group, PLC in the U.K. Mr. Singer has over twenty years experience as a successful entrepreneur.

         Mr. Frank DiPasquale has worked for the National Grocers Association since 1997, where he is Senior Vice President. Mr. DiPasquale was the head of human resources management and operational services for all of Kmart's Super Kmart Centers from 1992 to 1997. Mr. DiPasquale has a B.B.A. in Marketing Management from Iona College in New York, a Graduate Degree in Leadership Development from Hartford University in Connecticut and a Master's of Arts in Human Resource Management/Organizational Development from Marist College in New York. He is on the Advisory Board of Second Harvest, the National Skills Standards and Western Michigan University's Food Marketing Program and the Editorial Board at St. Joseph's University Food Marketing Program.

Director Compensation

         The Company has not compensated its directors for their services in such capacity.

Board Meetings

         The Board of Directors held meetings or acted by unanimous consent on five occasions during the fiscal year ended March 31, 2003. Meetings were attended by all directors. All of the members of the Company's current Board of Directors, except Messrs. Bell and Singer, attended last year's Annual Meeting of Stockholders.

Board Committees

         Audit Committee. The Board of Directors has an Audit Committee which operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A. The Audit Committee held one meeting during the year ended March 31, 2003. The Audit Committee is comprised of Messrs. Breslow, Bell and Singer and each are "independent directors" as defined under NASDAQ rules. Mr. Bell is qualified as an audit committee financial expert within the meaning of the SEC regulations.

         Compensation Committee. Management compensation for fiscal year 2003 was determined by the entire Board and reviewed and approved by the independent members of the Board. Subsequent to such determination, the Board of Directors formed a Compensation Committee which did not meet during 2003. The role of the Compensation Committee is to evaluate the performance of the Company's executive officers, and to determine and approve their compensation. The Compensation Committee is comprised of Messrs. Breslow, Bell and Singer.

         Nominating Committee. The Board of Directors has no standing nominating committee. The Company believes that obtaining input from all of its directors in connection with Board nominations enhances the nomination process. The Company currently does not have a charter with regard to the nomination process. The nominations of the directors standing for election or re-election at the Meeting were unanimously recommended for selection by the independent directors, and were unanimously approved by the Board of Directors.

         The Company does not have a formal policy concerning stockholder recommendations of nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Company will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the first page of this Proxy Statement, no later than the date by which stockholder proposals for action must be submitted. The recommendation should include the recommended candidate's biographical data, and should be accompanied by the candidate's written consent to nomination and to serving as a director, if elected.

         The Company's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Board and the Company to increase stockholder value.

         The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined above. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

     In evaluating director nominees, the Board of Directors may consider the following factors:

     o the appropriate size and the diversity of the Company's Board of Directors;
     o the needs of the Company with respect to the particular talents and experience of its directors;
     o the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
     o    familiarity with national and international business matters;
     o    experience with accounting rules and practices; and
     o the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

Communicating with Directors

         Stockholders may contact any of our directors or our Board as a group by writing to them c/o Lucille Farms, Inc., 150 River Road, P.O. Box 517, Montville, New Jersey 07045, Att: Al Moussab. All communications will be received, processed and forwarded to the directors by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication if you include a return address.

Audit Committee Report

         The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes on behalf of the Board of Directors.

         The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by auditors were compatible with their independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

                                             Audit Committee

                                             Howard S. Breslow
                                             George Bell
                                             Ralph Singer

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 10, 2004, certain information regarding beneficial ownership of common stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined in "Executive Compensation") and all executive officers and directors of the Company as a group. Unless expressly indicated otherwise, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.


                                                       Amount and Nature of            Percent of Common
           Name and Address of 5% Owners               Beneficial Ownership                  Stock
           -----------------------------               --------------------            ------------------
           Gennaro Falivene                                     280,652                       8.9%
           Box 125
           Swanton, VT 05488

           Alfonso Falivene (1)(5)                              618,098                      19.7%
           150 River Rd., P.O. Box 517
           Montville, NJ 07045

           The Estate of
           Philip Falivene                                      200,017                       6.4%
           Box 125
           Swanton, VT 05488

           B&W Investment Associates                            693,799(2)                   18.1%
           c/o Breslow and Walker
           100 Jericho Quadrangle
           Jericho, NY 11753

           Howard S. Breslow                                    693,799(3)                   18.1%
           100 Jericho Quadrangle
           Jericho, NY 11753

           Jay M. Rosengarten                                   275,000(4)                    3.8%

           St. Albans Cooperative Creamery, Inc.                333,333                      10.6%
           140 Federal Street
           St. Albans, VT 05478

           All officers and
           directors as a group                               1,092,603(5)                   34.8%


Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage of the outstanding shares held by a person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(1) Includes 7,500 shares owned by Mr. Falivene's wife and 20,000 shares owned by one of his children.
(2)  Includes 500,000 shares issuable under outstanding warrant.
(3) Represents all of the shares owned by B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner. Includes 500,000 shares issuable under outstanding warrant.
(4)  Includes 275,000 shares issuable under outstanding options.
(5) Includes all of the shares owned by the Estate of Philip Falivene, of which Alfonso Falivene is executor.

                      EXECUTIVE OFFICERS OF THE REGISTRANT


The executive officers of the Company as of March 10, 2004 are as follows:

              Name                 Age    Present office or Position
              ----                 ---    --------------------------

          Jay M. Rosengarten       58     Chief Executive Officer

          Alfonso Falivene         61     President

          Al Moussab               51     Chief Financial Officer and Secretary

          Gennaro Falivene         73     Executive Vice President-Quality
                                           Control

          Set forth below is a biographical description of each of the Company's executive officers who is not also a director, based on information supplied by him.

         Mr. Gennaro Falivene is a founder of the Company. He served as Vice president and Treasurer of the Company from inception until April 1993 when he was appointed Vice chairman of the Board and Executive Vice President-Quality Control. Mr. Falivene was a director of the Company from inception in 1976 until July 2002, when he resigned from the Board.

         Mr. Al Moussab was appointed the Chief Financial Officer of the Company in August 2002. Prior thereto, since joining the Company in March 2001, he was the Company's Controller. From January 2000 until March 2001, Mr. Moussab was the Controller for Fink Banking Company, a New York based producer of bread supplying New York metropolitan area restaurants and the New York School system. From 1996 until the end of 1999, Mr. Moussab served as the Controller of the Academy Bus Company, the largest privately held bus company in the Northeast.

         Officers are appointed by, and hold office at the pleasure of, the Board of Directors. Officers serve at the discretion of the Board of Directors and are elected at the annual meeting of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer and to each of its other executive officers, other than the Chief Executive Officer, who received salary and bonus payments in excess of $100,000 during the year ended March 31, 2003 (collectively, the "Named Executive Officers") .

                           SUMMARY COMPENSATION TABLE
                           --------------------------


                                               Annual Compensation
                                              ---------------------
Name and Principal                   Fiscal                               Other Annual
Positions                             Year      Salary       Bonus        Compensation (1)
------------------                    ----      ------       -----        ----------------
Jay M. Rosengarten, CEO               2003      $56,410        --               $3,768

Alfonso Falivene                      2003     $106,000        --               $9,000
President                             2002      106,000        --                9,000
                                      2001      110,000        --                9,000

Gennaro Falivene                      2003      106,000        --                6,000
Executive Vice                        2002      106,000        --                7,000
President -- Quality                  2001      106,000                          5,000
Control


(1) Represents automobile allowances and/or automobile lease payments for the benefit of such employee.

                 Option/SAR Grants in Year-Ended March 31, 2003

         In the fiscal year ended March 31, 2003, the Company issued options to purchase shares of Common Stock to each of the Named Executive Officers, as follows:

                                                 Percent of
                              Number of            Total                                               Potential Realized Value
                              Securities        Options/SARs                                          at Assumed Annual Rates of
                              Underlying         granted to                                            Stock Price Appreciation
   Name and Principal       Options/SAR's       Employees in     Exercise or Base     Expiration            for Option Term
       Positions            granted (#)(1)      Fiscal Year        Price ($/Sh)          Date            5%                 10%
   ------------------       --------------      -------------    ----------------     -----------       ---                 ---
Jay M. Rosengarten,
Chief Executive Officer        250,000              91%                $3.00          10/24/2012       $549,752           $875,388

Alfonso Falivene,
 President                        -                  -                   -                -                  -                   -

Gennaro Falivene,
Executive Vice President          -                  -                   -                -                  -                   -


--------------------------------------------------------------------------------
(1) Options to acquire shares of Common Stock.

Aggregated Options/SAR Exercises and Option/SAR Values for the Fiscal Year Ended March 31, 2003

         The following table provides information related to options exercised by each of the Named Executive Officers during the year ended March 31, 2003 fiscal year and the number and value of options held at March 31, 2003. The Company does not have any outstanding stock appreciation rights. None of the options were in the money at year ended March 31, 2003.


                                                      Number of Securities Underlying     Value of Unexercised in the
                                                         Unexercised Options/SAR at       money Options/SAR At Fiscal
                                                            Fiscal Year End (#)                 Year End ($)(1)
                                                      --------------------------------    ----------------------------
                          Shares
                       Acquired On        Value
        Name           Exercise (#)    Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
        ----           ------------    -------- ---     -----------     -------------     -----------     -------------
Jay M. Rosengarten          -               -              75,000          200,000             -                -

Alfonso Falivene            -               -                -                -                -                -

Gennaro Falivene            -               -                -                -                -                -


-------------------
(1) The closing price for the Common Stock as reported on the Nasdaq on March 31, 2003 was $1.05.

Report of the Board of Directors on Executive Compensation

         During the fiscal year ended March 31, 2003, the entire Board of Directors held primary responsibility for determining executive compensation levels. The goals of the Company's compensation program is to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long term success of the Company.

         The Chief Executive Officer's compensation for the fiscal year ended March 31, 2003 was determined by the Board of Directors (without the vote of Mr. Jay M. Rosengarten) based on the anticipated performance in fiscal 2003 and the level of salaries of chief executive officers in a peer group consisting of cheese manufacturers and/or food processors having sales levels comparable to the Company.

                                    BOARD OF DIRECTORS

                                    Howard S. Breslow
                                    Alfonso Falivene
                                    Jay Rosengarten
                                    Ralph Singer
                                    George Bell

Employment Agreements

         On October 24, 2002, the Company entered into an employment agreement with Jay Rosengarten, pursuant to which Mr. Rosengarten was employed as the Company's Chief Executive Officer, initially, and for a period of approximately three (3) months (the "Wind Down Period"), on a part-time basis, during which period of time Mr. Rosengarten wound down his consulting practice and devoted not less than three (3) week days per week to the business of the Company, and thereafter on a full-time basis, provided, however, that Mr. Rosengarten was permitted to retain, as consulting clients, two food industry related trade associations (the "Trade Associations") and two food industry related trade clients (the "Trade Clients") and devote, on average, not more than an aggregate of two (2) days per month in connection with such clients. During the Wind Down Period, Mr. Rosengarten received a salary at the rate of $150,000 per annum. Thereafter, until such time as he terminated his consulting relationship with the Trade Clients (at which time he can devote, on average, not more than an aggregate of one (1) day per month in connection with the Trade Associations), his salary was at the rate of $200,000 per annum. Since January 1, 2003, at which time Mr. Rosengarten terminated his consulting relationship with the Trade Clients, his salary has been at the rate of $250,000 per annum. Pursuant to the terms of the employment agreement, in addition to his salary, the Company granted to Mr. Rosengarten, under the Company's 2002 Stock Option Plan, a 10-year option to purchase 250,000 shares of the Company's Common Stock at $3.00 per share, which option vested to the extent of 50,000 shares upon the commencement of employment and the balance vests at the rate of 50,000 shares on each of the next four anniversary dates thereof; provided, however, that such vesting accelerates and all options vest in the event of a sale of all or substantially all of the assets or all of the shares of capital stock of the Company or the merger or consolidation of the Company with another entity where the Company is not the surviving entity or becomes a wholly owned subsidiary of another entity ( a "Change of Control Event"). In the event Mr. Rosengarten's employment is terminated on account of his death, disability, or resignation or for cause, the Company shall be obligated to pay his salary only up to the date of termination. In the event his employment is terminated by the Company without cause, the Company shall be required to continue to pay his salary for a period of six (6) months; provided, however, that if such termination takes place within two (2) years after a Change of Control Event, then the Company shall be required to continue to pay his salary for a period of twelve (12) months. In any case, Mr. Rosengarten shall have the affirmative obligation to seek employment or reactivate his consulting business and mitigate the Company's damages-i.e. to the extent that he earns monies from his employment or consulting business, the same shall be applied to reduce the payments to be made to Mr. Rosengarten under his employment agreement.

Compensation Committee Interlocks and Insider Participation

         Management compensation for fiscal year 2003 was determined by the entire Board and reviewed and approved by the independent members of the Board. Subsequent to such determination, the Board of Directors formed a Compensation Committee which did not meet during 2003. The role of the Compensation Committee is to evaluate the performance of the Company's executive officers, and to determine and approve their compensation. The Compensation Committee is comprised of Messrs. Breslow, Bell and Singer.

         During the year ended March 31, 2003, Messrs. Alfonso Falivene, Gennaro Falivene, and Jay M. Rosengarten were each officers of the Company as well as directors of the Company who participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Reference is made to "Certain Relationships and Related Transactions".

Comparison of Cumulative Total Stockholder Return

         The following chart compares the percentage change in the cumulative total stockholder return of the Common Stock during the period from March 31, 1998 through the fiscal year ended March 31, 2003 with the cumulative total return on the NASDAQ Composite Index and the Company Peer Group. The comparison assumes $100 was invested in the Common Stock on March 31, 1998, and in each of the stocks included in the NASDAQ Composite Index and the Company Peer Group.

                                    [CHART]


                                     Legend

CRSP Total Returns Index for:
-----------------------------
                                                  03/1998   03/1999   03/2000    03/2001    03/2002   03/2003
LUCILLE FARMS INC                                  100.0     260.0      420.0     190.0      157.6       79.2
Nasdaq Stock Market (US Companies)                 100.0     135.0      250.9     100.5      101.3       74.3
NASDAQ Stocks (SIC 5140-5149 US Companies)         100.0      89.3       75.5     105.9      140.1      116.5
Groceries and Related Products


Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 03/31/1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          At March 31, 2003, Alfonso Falivene and Gennaro Falivene were indebted to the Company in the amount of $30,167 and $30,166, respectively. Such indebtedness was represented by promissory notes, dated as of June 1, 1992, bearing interest at the rate of 9% per annum and payable annually. As of June 1, 2003, Messrs. Falivene repaid their indebtedness.

         The Company leases a parcel of land adjacent to its Swanton Vermont manufacturing facility. This parcel is owned by Alfonso Falivene, Gennaro Falivene and the Estate of Philip Falivene. The space is used as an employee parking lot and its use was required in conjunction with the construction of the Company's whey drying facility. The lease is for a ten year period expiring July 2009. Rentals are $750 monthly for the first five years and $900 monthly for the additional five year period. Rent expense for the years ended March 31, 2003, 2002, and 2001, was $9,000, $9,000 and $9,000, respectively. The lease contains an option to purchase the property at fair market value at the end of the ten year period. This lease was assigned to the Bank in conjunction with the whey plant financing.

         The Company leases a portion of its Montville, New Jersey offices from Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene, the joint owners of the office condominium unit. During the fiscal years ended March 31, 2003, 2002 and 2001, the Company paid approximately $14,000, $14,000 and $14,000, respectively, towards the rental of such offices. The Company currently pays $1,200 per month rent for such premises on a month to month basis. The Company also leases an additional 900 adjacent square feet for $750 per month on a month to month basis. These premises also are owned by Messrs. Alfonso Falivene, Gennaro Falivene, and the Estate of Philip Falivene. This space is used primarily for marketing operations. Rent expense for this space was $9,000, $9,000 and $9,000, respectively, for the years ended March 31, 2003, 2002 and 2001.

         Prior to joining the Company as CEO on October 24, 2002, the Company had retained Jay Rosengarten as an independent consultant. Mr. Rosengarten had been paid $50,000 per annum for his services.

         The Company is the owner and beneficiary of life insurance policies on the lives of Messrs. Alfonso and Gennaro Falivene, each in the amount of $300,000. In the event of the death of any such insured, the Company has agreed (subject to tender) to utilize the proceeds of such policy to purchase shares of Common Stock from the deceased's estate at the market value of such shares on the date of death.

         On June 10, 2002, B&W Investment Associates, a partnership of which Howard S. Breslow, a director of the Company, is a partner, purchased for $25,000, a ten-year warrant to purchase 500,000 shares of Common Stock at $3.00 per share. This transaction took place in connection with the conversion into equity and long term debt of outstanding accounts payable owed by the Company to St. Albans Cooperative Creamery, Inc. and the revision of the pricing structure for milk and milk by-products. In addition, Breslow & Walker, LLP, a law firm of which Howard S. Breslow is a partner, received from the Company $95,558 for legal services for the year-ended March 31, 2003.

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Mahoney Cohen & Company, CPA, P.C. to serve as the Company's independent accountants for the fiscal year ending March 31, 2004 and proposes the ratification of such decision.

         Wiss & Company LLP informed the Company that it was resigning as the Company's public accountants, effective immediately after its review of the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2003, because it was no longer auditing public companies.

         Wiss & Company LLP has audited the Company's financial statements for the fiscal year ended March 31, 2003. Representatives of Mahoney Cohen & Company, CPA, P.C. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

         During 2003, Wiss & Company LLP acted as the independent accountants for the Company and its subsidiaries. The following table sets forth the aggregate fees billed by Wiss & Company LLP for audit and review services rendered in connection with the financial statements and reports for the fiscal year ended March 31, 2003 and for other services rendered during the fiscal year ended March 31, 2003 on behalf of the Company and its subsidiaries:

                                                       2003             2002
                                                       ----             ----
                  Audit Fees                         $30,489           $53,100
                  Audit-related fees(a)              $ 3,000               -0-
                  Tax fees                               -0-               -0-
                  All other fees                         -0-               -0-
                                                     ---------         ---------
                  Total                              $33,489           $53,100

                  (a) Includes assistance with reviews of unaudited financial statements.


Required Vote

         The affirmative vote of the holders of stock representing a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for ratification of appointment of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the fiscal year ended March 31, 2004.

         The Board of Directors recommends a vote FOR the ratification of the appointment of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the Company for the fiscal year ended March 31, 2004.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals for action at the Company's Annual Meeting of Stockholders for the fiscal year ending March 31, 2004 must be submitted in writing to the Company at its address set forth on the first page of this Proxy Statement and received by the Company no later than June 1, 2004 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders who intend to present a proposal at the Company's Annual Meeting of Stockholders for the fiscal year ending March 31, 2004 without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than August 1, 2004. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and any persons holding more than ten percent of the Common Stock to file reports of their initial ownership of the Common Stock and any subsequent changes in that ownership with the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and we are required to disclose in this Proxy Statement any failure to meet such deadlines during the fiscal year ended March 31, 2003. Based solely on a review of such reports furnished to us, we believe all of these filing requirements have been satisfied, except that George Bell and Ralph Singer were late in filing each of their Form 3 statements.

         The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Al Moussab, Chief Financial Officer, 150 River Road, P.O. Box 517, Montville, NJ 07045.

Code of Ethics

         The Company has a Code of Ethics that is applicable to all employees of the Company, including the Company's executive officers. The Company will provide an electronic or paper copy of the Code of Ethics free of charge upon request. Requests may be made by calling Investor Relations at (973) 334-6030, or by writing to Investor Relations at 150 River Road, P.O. Box 517, Montville, New Jersey 07045.


                          Annual Report to Stockholders

         The Annual Report to stockholders of the Company for the year ended March 31, 2003, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

         You should rely only on the information contained in this document to vote your shares at the annual meeting. The Company has not authorized anyone to provide information that is different from that which is contained in this document. This document is dated March 10, 2004. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

                                              BY ORDER OF THE BOARD
                                              OF DIRECTORS

                                              /s/ Al Moussab
                                              ---------------------------------
                                              Al Moussab, Secretary
Montville,  New Jersey
March 10, 2004

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPREICATED.

                                                                       EXHIBIT A

                               LUCILLE FARMS, INC.

                         CHARTER OF THE AUDIT COMMITTEE

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent public accounting firm's qualifications and independence, (3) the performance of the Company's internal audit function and independent public accountants, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members of the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. ("NASDAQ") and applicable Federal law.

The members of the Audit Committee shall be recommended and appointed by the Board. Audit Committee members shall serve until their successor shall be duly elected and qualified or their earlier resignation or removal.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall pre-approve all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee shall meet as often as it determines is necessary or advisable, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the Chief Financial Officer and the independent public accountants in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

1. Review and discuss with management and the independent public accountants the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent public accountants the Company's quarterly financial statements, including disclosures made in management's discussion and analysis and the results of the independent public accountants' reviews of the quarterly financial statements, prior to the filing of its Form 10-Q.

3. Discuss with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, any special audit steps adopted in light of material control deficiencies, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

4. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non--GAAP information, and financial information and earnings guidance.

5. Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off--balance sheet structures on the Company's financial statements.

6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

7. In connection with each periodic report of the Company, review management's disclosure to the Committee required under ss.302 of the Sarbanes-Oxley Act with respect to the Company's disclosure and internal controls, and the content of the CEO and CFO certifications required by ss.302 and ss.906 of the Act.

8. Review the Company's programs for compliance with the financial disclosure requirements of applicable law.

9. Review with management, the Chief Financial Officer and the independent public accountants the Company's processes to maintain an adequate system of internal controls.

10. Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:


     a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent public accountants, Chief Financial Officer or management.

     b) The management letter provided by the independent public accountants and the Company's response to that letter.

     c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT PUBLIC ACCOUNTANTS

11. Review the experience and qualifications of the senior members of the independent public accounting team.

12. Obtain and review a report from the independent public accountants at least annually regarding (a) the public accounting firm's internal quality control procedures, (b) any material issues raised by the most recent quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent public accountants and the Company. Evaluate the qualifications, performance and independence of the independent public accountants, including considering whether the public accounting firm's quality controls are adequate and whether the provision of non-audit services is compatible with maintaining the public accountant's independence, taking into account the opinions of management and the Chief Financial Officer. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the public accountant.

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent public accountants who were engaged on the Company's account.

14. Meet with the independent public accountants prior to the audit to discuss the planning and staffing of the audit.

     Oversight of the Company's Internal Audit Function

15. Review and approve the appointment and replacement of the Company's Chief Financial Officer.

16. Review the significant reports to management prepared by the Chief Financial Officer and management's responses.

17. Discuss with the independent public accountant the responsibilities of the Chief Financial Officer, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

18. Obtain from the independent public accountants assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

19. Obtain reports from management, the Company's Chief Financial Officer and the independent public accountants that the Company and its subsidiary are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

20.  Approve all related-party transactions entered into by the Company.

21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters that ensure that such complaints are treated as confidential and anonymous.

22. Discuss with management and the independent public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statements or accounting policies.

23. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

24. Reassess the Charter at least annually and present to the Board for its formal review and approval any proposed changes.

25. Perform such other duties and responsibilities as may be assigned to the Audit Committee by law, the Company's charter or bylaws or the Board.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are id accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

                                      PROXY

                               LUCILLE FARMS, INC.
                          150 River Road, P.O. Box 517
                           Montville, New Jersey 07045

This Proxy is solicited on behalf of the Board of Directors

         The undersigned, acknowledging receipt of the proxy statement of Lucille Farms, Inc. (the "Company"), dated March 10, 2004, hereby constitutes and appoints Alfonso Falivene and Al Moussab and each or any of them, attorney, agent, and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place, and stead of the undersigned, to appear and vote all the shares of stock of the Company, standing in the name of the undersigned on the books of the Company on March 8, 2004, at the Annual Meeting of Stockholders of the Company, to be held at the Embassy Suites Hotel located at 909 Parsippany Boulevard, Parsippany, New Jersey 07054, on March 31, 2004, at 10:00 a.m., local time, and all adjournments thereof.

         When properly executed, this proxy will be voted as designated by the undersigned.

         If no choice is specified, this proxy will be voted (i) FOR the election of the nominees for directors herein and (ii) FOR ratification of the appointment of Mahoney Cohen & Company, CPA, P.C. as independent accountants for the fiscal year ending March 31, 2004.


ELECTION OF DIRECTORS

|_|      FOR all nominees listed below (except as written in on the line below)

         Alfonso Falivene, Howard S. Breslow, Jay M. Rosengarten, George Bell, Ralph Singer and Frank DiPasquale

|_|      WITHHOLD AUTHORITY for all nominees listed above.
         (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)

         _______________________________________________________________________

PROPOSAL TO RATIFY THE APPOINTMENT OF MAHONEY COHEN & COMPANY, CPA, P.C. AS INDEPENDENT ACCOUNTANTS


|_|   FOR           |_|   AGAINST         |_|   ABSTAIN


         --------------------------------
                  Date

         --------------------------------
                  Print Name

         --------------------------------
                  Signature

         --------------------------------
            Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE